EXHIBIT 23.1
                                                                    ------------





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Boston Scientific Corporation 2003 Long-Term Incentive Plan and 401(k) Retirement Savings Plan of our reports (a) dated January 29, 2003, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) and the related financial statement schedule included therein and (b) dated April 22, 2003, with respect to the financial statements and schedule of the Boston Scientific Corporation 401(k) Retirement Savings Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts                                      ERNST & YOUNG LLP
December 3, 2003